Exhibit 10.6

CONVERTIBLE DEBENTURE AGREEMENT

This Convertible Debenture Agreement is made and effective the 7th day of August, 2006 between

Holmes Biopharma, Inc. (the “Company”) and Adlan Foundation (the “Lender”).

Whereas the Company wishes to borrow money from the Lender upon the terms and conditions set forth in this Agreement;

This Agreement Witnesses that in consideration of the premises and mutual covenants contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1.

Principal Amount:

The Lender agrees to advance to the Company the principal sum of one million United States dollars (US$1,000,000) (the “Principal”).

2.

Term:

The term of the loan is for fifteen months ending November 7, 2007.

3.

Promise to Pay:

For value received, the Company hereby promises to pay to the Lender the Principal, with no interest thereon, on the end of the term hereof.

4.

Conversion Rights:

The Lender shall have the right to convert the Principal to common stock in the Company at a value of US$1.00 per share, in whole or in part at any time during the term hereof by providing the Company with written notice of conversion.  Upon receipt of notice, the Company shall forthwith issue to the Lender the number of shares corresponding to the amount of the Principal converted, up to a maximum 1,000,000 common shares.

If the Lender does not convert the Principal to common stock during the term hereof, the Company shall have the right thereafter to either:

a)

repay the Principal amount, or

b)

convert the Principal amount to common stock in the Company, at a value of US$.50 per share, by issuing to the Lender the number of shares corresponding to the amount of the Principal converted, or some combination of repayment and conversion hereunder.

5.

Waiver of Notice:

Notice of demand and presentment for payment are hereby waived.

6.

Counterparts:

This Agreement may be executed in counterparts and delivered by facsimile.

Executed at Scottsdale, Arizona.

Holmes Biopharma, Inc.

Adlan Foundation

Per:    /s/ John F. Metcalfe

Per: /s/  < signature illegible>

      John F. Metcalfe, President

Authorized Signatory